SCHEDULE 14C
                                 (RULE 14C-101)
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

|_|   Preliminary information statement.

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

|X|   Definitive information statement.


                              THINKING TOOLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      --------------------------------------------------------------------------


      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------


      (5)   Total fee paid:

      --------------------------------------------------------------------------


|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      --------------------------------------------------------------------------


      (2)   Form, schedule or registration statement no.:

      --------------------------------------------------------------------------


      (3)   Filing party:

      --------------------------------------------------------------------------


      (4)   Date filed:

      --------------------------------------------------------------------------

                              Thinking Tools, Inc.
                          1621 West Crosby - Suite 104
                             Carrollton, Texas 75006


                                                                  March 23, 2004

      On January 25, 2004, the holders of a majority of the voting capital stock of Thinking Tools, Inc., a Delaware Corporation (the "Company"), acted by written consent in lieu of a special meeting of stockholders to approve certain amendments to the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock included in the Company's Certificate of Incorporation. The Company's board of directors (the "Board of Directors") fixed January 25, 2004 as the record date (the "January Record Date"), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

      On March 3, 2004, the holders of a majority of the Company's voting capital stock acted by written consent in lieu of a special meeting of stockholders to take certain actions, including: approving amendments to the Company's Certificate of Incorporation changing the Company's name, increasing its authorized shares of common stock, and effecting a reverse stock split; and approving the Company's 2004 Long-Term Incentive Plan. The Company's Board of Directors fixed February 26, 2004 as the record date (the "February Record Date"), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

      This Information Statement is first being mailed on or about March 23, 2004. The actions to be taken pursuant to the written consents dated as of January 25, 2004 and March 3, 2004 shall be taken on or about April 12, 2004, twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company's outstanding voting capital stock in January and February 2004.

                  THIS IS NOT A NOTICE OF A SPECIAL MEETING OF
                     STOCKHOLDERS AND NO STOCKHOLDER MEETING
                       WILL BE HELD TO CONSIDER ANY MATTER
                           WHICH is DESCRIBED HEREIN.


                                              By Order of the Board of Directors


                                              Howard Safir
                                              Chairman of the Board of Directors

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                     ---------------------------------------

                     NOTICE OF ACTIONS TO BE TAKEN PURSUANT
                     TO THE WRITTEN CONSENT OF STOCKHOLDERS

                     ---------------------------------------


To The Stockholders of Thinking Tools, Inc.:

      NOTICE IS HEREBY GIVEN that the Board of Directors has received approval, pursuant to the written consent of stockholders in lieu of a special meeting, dated January 25, 2004 (the "January Written Consent"), to amend the Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock ("Certificate of Designations") included in the Company's Certificate of Incorporation to:

            (i) eliminate the right of the holders of Series A Convertible Preferred Stock (the "Series A Preferred Stock") to receive any dividend payments thereon; and

            (ii) reduce the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible into from ten
                  (10) shares to two and one-half (2.5) shares.

      NOTICE IS ALSO HEREBY GIVEN that the Board of Directors has received approval for the following actions pursuant to the written consent of stockholders in lieu of a special meeting, dated February 26, 2004 (the "February Written Consent"):

      1.    To amend the Company's Certificate of Incorporation to:

            (i) change the Company's name from Thinking Tools, Inc. to GVI Security Solutions, Inc.;

            (ii) increase the number of authorized shares of the Common Stock from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares; and

            (iii) to effect a sixty-five (65) to one (1) reverse stock split of the Common Stock (the "Reverse Stock Split").

      2. To adopt the Company's 2004 Long-Term Incentive Plan and reserve up to 386,094,320 shares of Common Stock (prior to giving effect to the Reverse Stock Split) for issuance thereunder.

      This Information Statement is being sent to you by the Company's Board of Directors to tell you about certain actions the holders of the Company's outstanding voting capital stock have approved by written consent in lieu of a special meeting of stockholders. This Information Statement is being mailed on or about March 23, 2004. The actions listed above will be taken on or about April 12, 2004, twenty (20) days after the mailing of this Information Statement.

     THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                          SEND A PROXY TO THE COMPANY

                      OUTSTANDING SHARES AND VOTING RIGHTS

JANUARY 2004

      As of the January Record Date, the Company's authorized capital stock consisted of: (i) 20,000,000 shares of Common Stock, of which 10,204,637 shares were issued and outstanding, and (ii) 3,000,000 shares of preferred stock, par value $0.001 per share, of which (a) 1,148,800 shares had been designated Series A Preferred Stock, of which 1,148,799 were issued and outstanding, and (b) 200 shares had been designated Series B Convertible Preferred Stock ("Series B Preferred Stock"), all of which were issued and outstanding.

      In connection with the January Written Consent, in accordance with the provisions of the Certificate of Designations and Delaware General Corporation Law, the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock voted together as a single class, and the holders of Series A Preferred Stock voted separately, as a single class, to approve (i) the elimination of the right of the holders of the Series A Preferred Stock to receive dividend payments (including, without limitation, dividend payments that have accrued but remain unpaid and dividend payments that such holders would have otherwise been entitled to receive as a result of the shares of Series A Preferred Stock not being converted into Common Stock by March 7, 2001) and (ii) the reduction in the number of shares of Common Stock into which each share of Series A Preferred Stock converts into.

      Voting together as a single class, the holders of Common Stock were entitled to one (1) vote per share of Common Stock, the holders of Series A Preferred Stock were entitled to ten (10) votes per share of Series A Preferred Stock, and the holders of Series B Preferred Stock were entitled to one (1) vote per share of Series B Preferred Stock. The amendments to the rights of the holders of the Series A Preferred Stock were approved by the holders of 59% of the outstanding Series A Preferred Stock, and by 55% of the Company's shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a single class.

FEBRUARY 2004

      As of the February Record Date, the Company's authorized capital stock consisted of (i) 20,000,000 shares of Common Stock, of which 10,204,637 shares were issued and outstanding, and (ii) 3,000,000 shares of preferred stock, par value $0.001 per share, of which (a) 1,148,800 shares had been designated Series A Preferred Stock, of which 1,148,799 were issued and outstanding, (b) 200 shares had been designated Series B Preferred Stock, all of which were issued and outstanding, (c) 10,000 shares had been designated Series D Convertible Preferred Stock ("Series D Preferred Stock"), all of which were issued and outstanding, and (d) 1,000,000 had been designated Series E Convertible Preferred Stock ("Series E Preferred Stock" and, together with the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, the "Preferred Stock"), all of which were issued and outstanding.

      In connection with the February Written Consent, the holders of the Common Stock and the Preferred Stock voted together as a single class to approve the amendments to the Company's Certificate of Incorporation and the Company's 2004 Long Term Stock Incentive Plan, and, in addition, the holders of the Common Stock voted separately as a single class to approve the amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of the Common Stock from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares and to effect the Reverse Stock Split.

      Voting together as a single class, the holders of Common Stock were entitled to one (1) vote per share of Common Stock, the holders of Series A Preferred Stock were entitled to ten (10) votes per share of Series A Preferred Stock, the holders of Series B Preferred Stock were entitled to (1) one vote per share of Series B Preferred Stock, the holders of Series D Preferred Stock were entitled to 7,721.886 votes per share of Series D Preferred Stock, and the holders of the Series E Preferred Stock were entitled to 1,833.948 votes per share of Series E Preferred Stock.

      The amendments to the Company's Certificate of Incorporation and the adoption of the Company's 2004 Long Term Stock Incentive Plan were approved by the holders of 51% of the outstanding Common Stock, and by 54% of the Common Stock and Preferred Stock voting together as a single class.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the resolutions approved pursuant to both the January Written Consent and February Written Consent will not be adopted until a date at least twenty
(20) days after the date on which this Information Statement has been mailed to the stockholders of record as of the January Record Date and the February Record Date.

      This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 228(e) of the General Corporation Law of the State of Delaware.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth as of March 15, 2004, certain information known to us with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and the Company's only executive officer at the end of the Company's last fiscal year, and (iii) all of the Company's directors and its executive officer as a group. The information below does not give effect to the Reverse Stock Split. Unless otherwise indicated, each of the stockholders can be reached at the Company's principal executive offices located at 1621 West Crosby Street, Suite 104, Carrollton, Texas 75006.


                                                                        SHARES BENEFICIALLY OWNED*
                                                              -----------------------------------------------
                                                                   NUMBER                PERCENT (%)
                                                                                      (a)          (b)

        Beneficial Owners of more than 5% of Common
         Stock (other than directors and executive
                         officers)
Digital Creative Development Corp. (1)                              569,500           5.9%            *
Engage, Inc. (2)                                                    984,799           9.1%            *
Europa International, Inc. (3)                                  938,377,219          98.9%          48.8%
Gem Management Limited (4)                                          777,518           7.6%            *
Global e-Markets, Inc. (5)                                        2,450,000           9.3%            *
Thinking Technologies, L.P. (6)                                   4,743,722          42.7%            *
Michael Lee (7)                                                   6,772,246          39.9%            *
William Teitelbaum (8)                                          877,105,548          98.8%          45.6%
GVI Acquisition, LLC (9)                                        861,158,359          98.8%          44.8%
Shaun Kim (10)                                                   15,974,370          61.0%            *
Stephen Wade (11)                                                55,815,786          84.5%          2.9%
Richard Paladino (12)                                             3,986,838          28.1%            *
FBO Charles Jones IRA (13)                                       19,934,208          66.1%          1.0%

                                                                        SHARES BENEFICIALLY OWNED*
                                                              -----------------------------------------------
                                                                   NUMBER                PERCENT (%)
                                                                                      (a)          (b)

           Directors and Executive Officers
Howard Safir (14)                                                 8,125,000          44.3%            *
Fred Knoll (15)                                                 946,661,141          99.3%          45.3%
Dan Altobello (14)                                                3,250,000          24.2%            *
Richard Berman (14)                                               4,875,000          32.3%            *
Bruce Galloway (16)                                               5,493,708          36.4%            *
Nazzareno Paciotti (14)                                           4,062,500          28.5%            *
Joseph Rosetti (14)                                               4,062,500          28.5%            *
Frederick Gluck (14)                                              4,272,500          29.5%            *
Thomas Wade (17)                                                223,661,916          95.6%          11.3%
David Weiner (18)                                               864,408,359          98.8%          44.9%
Moshe Zarmi (19)                                                  3,187,500          23.8%            *
   All directors and executive officers as a group            1,051,428,029          99.4%          51.7%
                   (eleven persons) (20)

------------------

* Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of March 15, 2004 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. In column "(a)", percentage ownership is calculated based on 10,204,637 shares of the Common Stock outstanding as of March 15, 2004. In column "(b)", percentage ownership is calculated based on an aggregate of 1,924,243,406 shares of Common Stock outstanding, consisting of (i) 10,204,637 shares of Common Stock actually outstanding, and (ii) an aggregate of 1,914,038,769 shares of Common Stock (prior to giving effect to the Reverse Stock Split) that will automatically be issued to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock upon the filing of the Certificate of Amendment to the Company's Certificate of Incorporation attached hereto as Exhibit A. All information is as of March 15, 2004 and is based upon information furnished by the persons listed, contained in filings made by them with the SEC or otherwise available to the Company.

(1) Digital Creative Development Corp.'s address is 200 East 82nd Street, New York, New York 10028.

(2) Includes warrants to purchase 584,399 shares of Common Stock at an exercise price of $0.01 per share. Engage, Inc.'s address is 100 Brickstone Square, Andover, Massachusetts 01810

(3) Includes (i) 77,218,860 shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock, and (ii) 861,158,359 shares of Common Stock beneficially owned by GVI Acquisition, LLC ("Acquisition LLC"), of which Europa International, Inc. ("Europa") has a 52.5% membership interest (see note 9 below). Europa's address is P.O. Box 146, Road Town, Tortola, British Virgin Islands. Fred Knoll is the principal of Knoll Capital Management, L.P., which manages Europa's investments.

(4) Gem Management Limited's address is P.O. Box 860, 11 Bath Street, St. Helier, Jersey, JE4 0YZ.

(5) All of these shares are issuable upon exercise of warrants with an exercise price of $0.50 per share. Global e-Markets, Inc.'s address is 12-14 Finch Road, Douglas, Isle of Man IM99 1TT.

(6) Includes (i) 3,850,414 shares of Common Stock; (ii) 468,242 shares of Common Stock issuable upon the exercise of warrants with an exercise price of $1.07 per share; and (iii) 425,066 shares of Common Stock issuable upon exercise of warrants with an exercise price of $0.375 per share. Fred Knoll is the principal of Knoll Capital Management, L.P., which is the general partner of Thinking Technologies, L.P. ("Thinking Technologies").

(7) Consists solely of shares of Common Stock issuable upon conversion of 677,224.6 shares of Series A Preferred Stock, before giving effect to the change in the conversion ratio approved by the Company's stockholders as described in this Information Statement. Mr. Lee's address is 1008 Celestial Street, Cincinnati, Ohio 45202.

(8) Consists solely of shares of Common Stock issuable upon conversion of Series E Preferred Stock. Mr. Teitelbaum has asserted in a Schedule 13D and a Form 3 filed by him with the Securities and Exchange Commission on March 1, 2004 that he was issued a warrant by GVI Security, Inc. which, following the merger (see "Change in Control" below), entitles him to receive a warrant of the Company exercisable for 261,991,428 shares of Common Stock. The Company is investigating the bona fides of such warrant. Mr. Teitelbaum's address is 4 Winston Court, Dix Hills, NY 11746.

(9) Consists of (A) 861,158,159 shares of Common Stock issuable upon conversion of Series E Preferred Stock, including (i) 382,608.68 shares of Series E Preferred Stock held directly by Acquisition LLC, and (ii) 86,956.52 shares of Series E Preferred Stock held directly by Thomas Wade, which shares are the subject of an option granted by Mr. Wade to Acquisition LLC, and (B) 200 shares of Common Stock issuable on conversion of 200 shares of Series B Preferred Stock. The address of Acquisition LLC is 3940 Laurel Canyon Blvd., Suite 327, Studio City, California 91604. Europa and Woodman Management Corporation ("WMC") are the sole members, and Fred Knoll and David Weiner are the sole managers, of Acquisition LLC. Mr. Weiner is the sole director and stockholder of WMC.

(10) Consists solely of shares of Common Stock issuable upon conversion of Series E Preferred Stock. Mr. Kim's address is 17517 Fabrica Way, Suite A, Cerritos, CA 90703.

(11) Consists solely of shares of Common Stock issuable upon conversion of Series E Preferred Stock. Mr. S. Wade's address is 3105 Lykes Drive, Albuquerque, NM 87110.

(12) Consists solely of shares of Common Stock issuable upon conversion of Series E Preferred Stock. Mr. Paladino's address is 734 Walt Whitman Rd, Suite 130, Melville, NY 11747.

(13) Consists solely of shares of Common Stock issuable upon conversion of Series E Preferred Stock held by Mr. Jones's IRA. Mr. Jones's address is 2525 Overlook Drive, Germantown, TN 38138.

(14) Consists solely of shares of Common Stock that may be purchased upon exercise of currently exercisable stock options.

(15) Includes (i) the 4,743,722 shares beneficially owned by Thinking Technologies; (ii) 938,377,219 beneficially owned by Europa (see note 3);
      (iii) warrants to purchase 549,800 shares of Common Stock; and (iv) currently exercisable options to purchase 2,990,400 shares of Common Stock. Mr. Knoll's address is c/o Knoll Capital Management, LP, 200 Park Avenue, Suite 3900, New York, New York 10166.

(16) Includes (i) 203,708 shares of Common Stock held directly, (ii) 215,000 shares of Common Stock held by the Bruce Galloway IRA, (iii) 200,000 shares owned by Jacombs Investments, Inc., of which Mr. Galloway is the principal shareholder and President, and (iv) 4,875,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options. Mr. Galloway's address is c/o Burnham Securities, 1325 Sixth Avenue, New York, New York 10019.

(17) Includes (i) 159,473,736 shares of Common Stock issuable upon conversion of 86,956.52 shares of Series E Preferred Stock, which shares may be purchased by Acquisition LLC pursuant to an option granted by Mr. Wade to Acquisition LLC, and (ii) 64,188,180 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options.

(18) Includes (i) 861,158,359 shares of Common Stock beneficially owned by Acquisition LLC, of which Mr. Weiner is a manager and indirectly holds a 47.5% membership interest, (see note 9 above), and (ii) 3,250,000 shares of Common Stock that may be purchased upon exercise of currently exercisable stock options.

(19) Consists solely of shares of Common Stock that may be purchased on conversion and exercise of options and warrants. Mr. Zarmi's address is 215 Frankel Boulevard, Merrick, New York 11566.

(20) Includes Messrs. Safir, Knoll, Altobello, Berman, Galloway, Paciotti, Rosetti, Gluck, Wade, Weiner and Zarmi.

Change in Control

      On February 20, 2004, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 19, 2004, by and among the Company, GVI Security, Inc. ("GVI"), and GVI Security Acquisition Corp., a newly formed wholly-owned subsidiary of the Company ("Acquisition Corp."), GVI merged (the "Merger") with Acquisition Corp., becoming the Company's wholly-owned subsidiary.

      In the Merger, the former stockholders of GVI were issued an aggregate of 1,000,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock is convertible into 1,833.948 shares of Common Stock, so that the shares of Series E Preferred Stock issued in the Merger are convertible into an aggregate of approximately 1,833,948,000 shares of Common Stock, constituting approximately 99.5% of the outstanding shares of the Common Stock outstanding following the Merger (and approximately 95.3% of the outstanding shares of the Common Stock outstanding following the Merger assuming the conversion of all other outstanding shares of the Company's preferred stock). The shares of Series E Preferred Stock will automatically convert into shares of Common Stock on the date the Company files an amendment to its Certificate of Incorporation (such as the Certificate of Amendment in the form of Exhibit A to this Information Statement) increasing the authorized number of shares of its common stock and/or effecting a reverse stock split so that the Company has a sufficient number of authorized and unissued shares of Common Stock so as to permit the conversion of all outstanding shares of Series E Stock and all other convertible securities of the Company.

      The two largest stockholders of GVI prior to the Merger were William Teitelbaum ("Teitelbaum"), who owned approximately 47.8% of GVI's common stock, and Acquisition LLC, which owned approximately 38.3% of GVI's common stock. As a result of the Merger, Teitelbaum and Acquisition LLC were respectively issued 478,260.86 and 382,608.68 shares of Series E Preferred Stock, so that (i) Teitelbaum beneficially owns 877,105,548 shares of Common Stock, constituting approximately 47.2% of the outstanding shares of Common Stock outstanding assuming the conversion of all other outstanding shares of Preferred Stock, and
(ii) Acquisition LLC beneficially owns 701,684,423 shares of Common Stock, constituting approximately 37.8% of the outstanding shares of Common Stock outstanding assuming the conversion of all other outstanding shares of Preferred Stock (in each case, before giving effect to the reduction in the conversion ratio of the Series A Preferred Stock approved by the Company's stockholders as described in this Information Statement).

      Acquisition LLC is a California limited liability company, whose sole managers, Fred Knoll and David Weiner, are directors of the Company. The sole members of Acquisition LLC are Woodman Management Corporation ("WMC"), which has a 47.5% membership interest in Acquisition LLC, and Europa International, Inc. ("Europa"), which has a 52.5% membership interest in Acquisition LLC. David Weiner controls WMC and is its sole stockholder. Fred Knoll is the principal of Knoll Capital Management, L.P., which is the investment manager for Europa.

                 CHANGE TO SERIES A CONVERTIBLE PREFERRED STOCK

      The Board of Directors and stockholders of the Company have approved an Amended Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock (the "Amended Certificate of Designations"), which (i) eliminates the right of the holders of Series A Preferred Stock to receive any divided payments thereon, including without limitation, dividend payments that have accrued but remain unpaid, and dividend payments that such holders would have otherwise been entitled to receive as a result of the shares of Series A Preferred Stock not being converted into Common Stock by March 7, 2001 and (ii) reduces the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible into (the "Conversion Ratio") from ten (10) shares to two and one-half (2.5) shares.

      The Amended Certificate of Designations is attached hereto as Exhibit B. The elimination of the Series A Preferred stockholders' right to dividend payments and the reduction of the Conversion Ratio will become effective upon the filing of the Amended Certificate of Designations with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

      (a)   Reason for the Amendment

            The Board of Directors and stockholders of the Company approved the Amended Certificate of Designations because (i) the Company did not have funds to meet its obligations under the Certificate of Designations to pay dividends to the holders of Series A Preferred Stock, and (ii) both the obligation to pay such dividends, and the then applicable Conversion Ratio of the Series A Preferred Stock made the Company less attractive to any potential target business seeking to engage in a business combination with the Company.

      (b)   Effect of the Divided Elimination and Conversion Ratio Decrease

            Upon the filing of the Amended Certificate of Designations, the right of the holders of the Series A Preferred Stock to receive dividends will be retroactively eliminated in accordance with the Delaware General Corporation Law. The holders of the Series A Preferred Stock are currently entitled to dividends at the rate of 8% per annum from March 7, 2001 on the amount of $5.00 per share of Series A Preferred Stock, payable at the Company's option in cash or in additional shares of Series A Preferred Stock. No dividends have ever been paid on the Series A Preferred Stock, and at March 8, 2004, accrued dividends thereon were approximately $1,378,560.

            The negative effect of the reduction in the Conversion Ratio will only be felt by the holders of the Series A Preferred Stock, which in accordance with the terms of the Certificate of Designations, will automatically convert into shares of Common Stock upon the filing of the Certificate of Amendment increasing the Company's authorized Common Stock and effecting the Reverse Stock Split. Such stockholders will hold a significantly fewer number of shares of Common Stock than they would have had the Amended Certificate of Designations not been approved. Since these stockholders will hold a smaller percentage of the Company's outstanding Common Stock, this reduction in their Conversion Ratio may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company.

            The immediate and most significant impact of the reduction in the Conversion Ratio is to reduce the dilutive effect of the conversion of the Series A Preferred Stock on the holders of Common Stock and other shares of Preferred Stock. The Series A Preferred Stock previously converted into ten (10) shares of Common Stock and following the filing of the Amended Certificate of Designations, will only convert into two and one-half (2.5) shares of Common Stock.

      (c)   Interest of Certain Persons

            No director, officer, associate of any officer or director has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Certificate of Designations, which is not shared by the majority of stockholders.

      (d)   Vote Required

            The affirmative vote of the holders of (i) a majority of the Series A Preferred Stock voting as a single class, and (ii) of a majority of the outstanding shares Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together, was required for the approval of the Amended Certificate of Designations. On January 25, 2004, the Amended Certificate of Designations was approved by the holders of (i) 59% of the outstanding shares of Series A Preferred Stock, and (ii) 55% of the votes represented by shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

1.    INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors and stockholders of the Company have approved an increase in the number of the Company's authorized shares of Common Stock from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares by means of an amendment to the Company's Certificate of Incorporation.

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of Common Stock and Preferred Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter their relative rights and limitations. However, the amendment, together with the Reverse Stock Split and changes to the Series A Preferred Stock will result in the issuance of approximately 29,446,750 shares of Common Stock automatically at such time as such amendments are effected.

      The Certificate of Amendment to the Company's Certificate of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit A (the "Certificate of Amendment"). The increase in the authorized Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth
(20th) day following the mailing of this Information Statement to the Company's stockholders.

      (a)   Reason for Increase

            The Board of Directors and the Company's stockholders approved the increase in the authorized Common Stock in order to ensure that the Company has sufficient shares of Common Stock to meet its existing obligations. As a result of the increase in authorized Common Stock, together with the Reverse Stock Split, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. As a result of the increase in the Company's authorized Common Stock, the Company will also be able to meet its existing obligations to issue Common Stock, as described in greater detail below.

      (b)   Existing Obligations to Issue Common Stock

            At the present time, the Company does not have sufficient shares of Common Stock to meet its existing obligations to issue Common Stock. As of February 27, 2004, the Company had 10,204,637 shares of Common Stock outstanding and twenty million (20,000,000) shares authorized for issuance. After the issuance of all the shares of Common Stock that the Company is currently obligated to issue, and if all of its outstanding options and warrants are exercised and shares of Preferred Stock are converted following the Reverse Stock Split, the Company will have approximately 34,000,000 shares of Common Stock outstanding.

            The table below summarizes the Company's currently outstanding shares of Common Stock and current and future obligations to issue shares of its Common Stock as of February 27, 2004, both before and after giving effect to the Reverse Stock Split.

                                                                 NUMBER OF UNDERLYING SHARES OF COMMON STOCK
                                                                ---------------------------------------------
                                           NUMBER OF UNITS
                                              CURRENTLY             BEFORE REVERSE      AFTER REVERSE STOCK
                                             OUTSTANDING             STOCK SPLIT               SPLIT
Shares of Common Stock outstanding           10,204,637                 10,204,637              156,994

Shares of Series A Preferred Stock            1,148,800               2,872,000(1)            44,185(1)

Shares of Series B Preferred Stock                  200                        200                    4

Shares of Series D Preferred Stock               10,000                 77,218,860            1,187,982

Shares of Series E Preferred Stock            1,000,000              1,833,947,909           28,214,583

Warrants to purchase Common Stock             5,204,983                  5,204,983               80,077

Options to purchase Common Stock            358,292,670                358,292,670            5,512,195

Total                                                                2,287,741,259           35,196,020
                                                                     =============           ==========


(1) Reflects reduction in the Conversion Ratio approved by the Company's stockholders as described in this Information Statement.

      (c)   Effects of Increase

            In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company's existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company's authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

            The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

      (d)   Interest of Certain Persons on Matters to be Acted Upon

            Fred Knoll, a director of the Company and its former Chairman, as the principal of Knoll Capital Management, L.P., the investment manager for Europa, is the beneficial owner of the shares of Series D Preferred Stock issued to Europa and the shares of Series E Preferred Stock issued in the Merger to Acquisition LLC. Mr. Knoll also holds options to purchase an aggregate of 10,302,900 shares of Common Stock and warrants to purchase 549,800 shares of Common Stock. In addition, Thinking Technologies, L.P., an affiliate of Mr. Knoll, holds warrants to purchase 893,308 shares of Common Stock. Accordingly, Mr. Knoll and his affiliates referred to above may be deemed to have an interest in increasing the shares of Common Stock (as well as effecting the Reverse Stock Split) so as to permit the exercise and conversion, as applicable, of such securities.

            David Weiner, a director of the Company, as (i) a beneficial holder of the shares of Series E Preferred Stock held by Acquisition LLC through his interest in WMC, of which he is the sole stockholder, and (ii) the holder of options to purchase 13,000,000 shares of Common Stock, may be deemed to have an interest in increasing the shares of Common Stock (as well as effecting the Reverse Stock Split) so as to permit the exercise and conversion, as applicable, of such securities.

            Thomas Wade, a director of the Company and its President and Chief Operating Officer, as (i) a beneficial holder of the shares of Series E Preferred Stock issued to him in the Merger, and (ii) the holder of options to purchase 128,376,360 shares of Common Stock, may be deemed to have an interest in increasing the shares of Common Stock (as well as effecting the Reverse Stock Split) so as to permit the exercise and conversion, as applicable, of such securities.

            In addition, each other director and officer of the Company has been granted options to purchase shares of Common Stock that can not be exercised until the shares of Common Stock available for issuance are increased and the Reverse Stock Split effected. Accordingly, such persons may be deemed to have an interest in effecting such actions.

      (e)   Vote Required

            The affirmative vote of the holders of (i) of a majority of the outstanding shares of the Common Stock, voting separately as a class, and
      (ii) of a majority of the outstanding shares of the Common Stock and the Preferred Stock voting together, is required for the approval of the increase in the number of shares of the authorized Common Stock. On March 3, 2004, the increase from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares was approved by the holders of
      (i) 51% of the outstanding shares of Common Stock, and (ii) 54% of the votes represented by shares of Common Stock and Preferred Stock voting together.

2.    NAME CHANGE

      The Board of Directors and stockholders of the Company have also approved the change of the Company's name from Thinking Tools, Inc. to GVI Security Solutions, Inc. The current trading symbol for the Common Stock is "TSIM." In connection with the name change, the Company anticipates that its trading symbol will be changed from TSIM to GVIS. The Company is changing its name to GVI Security Solutions, Inc. to more accurately reflect the Company's business and activities following the Merger with GVI. GVI is the exclusive distributor of Samsung Electronics security products in North America and a distributor of video surveillance and other security products to wholesale distributors and consumers.

      The Certificate of Amendment that reflects the name change is attached hereto as Exhibit A. The name change will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

      (a)   Effect of the Corporate Name Change

            The change of the Company's name will not in any way affect the voting and other rights that accompany its capital stock, the validity or transferability of stock certificates currently outstanding, its capital structure or its rights and obligations with respect to its existing contractual obligations. Nor will this change impact the obligations of third parties to the Company. However, both the Company's trading symbol and CUSIP number will change as a result of the change in its name.

            The Company is not requiring a mandatory exchange of stock certificates. Stockholders may transmit their stock certificates to the Company's transfer agent Continental Stock Transfer & Trust Company, at 17 Battery Place, New York, New York 10004 (the "Transfer Agent") in exchange for a new certificate reflecting the Company's new name. Service charges may be payable by any holder who chooses to exchange his/her certificate. Stockholders who determine not to exchange their stock certificate at this time, will receive a new certificate reflecting the Company's new name upon any future sale or transfer of the Company's stock to which they are a party.

      (b)   Vote Required

            The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, is required for the approval of the name change. The name change was approved on March 3, 2004, by 54% of the votes represented by shares of Common Stock and Preferred Stock voting together.

3.    REVERSE STOCK SPLIT

      The Board of Directors and stockholders of the Company have also approved a sixty-five (65) to one (1) split of the Common Stock.

      The Certificate of Amendment, the filing of which will effect the Reverse Stock Split, is attached hereto as Exhibit A. The Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

      (a)   Reason for Reverse Stock Split

            The Board of Directors and stockholders have approved the Reverse Stock Split (together with the increase in the number of authorized shares of Common Stock), in order to permit the conversion of the Preferred Stock, the exercise of outstanding options and warrants, and to increase the marketability and liquidity of the Common Stock. The Board of Directors believes that the total number of shares that would be outstanding following the conversion of the Preferred Stock if not for the Reverse Stock Split would be disproportionately large relative to the Company's present market capitalization. The Board of Directors believes that a decrease in the number of outstanding shares of Common Stock, without any material alteration to the proportionate economic interest in the Company held by individual stockholders, may increase the trading price of the outstanding shares. An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the increase in the number of authorized shares of Common Stock, will provide the Company with additional authorized but unissued shares, which could be utilized for future acquisitions or mergers (although the Company is not presently a party to any agreement, and does have any definitive plans with respect, to any such transaction) or to otherwise carry out the Company's business objectives.

      (b)   Effect of Reverse Stock Split

            The immediate effect of the Reverse Stock Split, together with the increase in the number of shares of authorized Common Stock, will be to effect the automatic conversion of the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into an aggregate of approximately 29,447,000 shares of Common Stock, and reduce the number of currently issued and outstanding shares of Common Stock from 10,204,637 shares (prior to giving effect to such conversion) to approximately 157,000 shares. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Stock Split. Further, there is no assurance that the Reverse Stock Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business, as well as general market conditions. The shares of Common Stock of the Company are currently trading in the over-the-counter-market under the symbol "TSIM."

            The liquidity of the Common Stock may be adversely affected by the reduced number of unrestricted shares of Common Stock outstanding after the Reverse Stock Split. The Reverse Stock Split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on the Company's stock. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the Common Stock by some investors and advisors.

            Notwithstanding these potential disadvantages, the Board of Directors believes that the Reverse Stock Split is in the Company's best interest. The Reverse Stock Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any stockholder's percentage ownership interest in the Company or proportion voting power, except for insignificant changes that will result from the rounding of fractional shares. The Board of Directors is not aware of any present efforts by anyone to accumulate the Common Stock and the Reverse Stock Split is not intended to be an anti-takeover device.

            Without any further action on the part of the Company or the holders of the Common Stock, the shares of Common Stock held by stockholders of record as of the date the Reverse Stock Split is effected (the "Reverse Stock Split Date") would be converted into the right to receive an amount of whole shares of new Common Stock equal to the number of their shares of Common Stock divided by sixty-five (65), subject to the treatment of fractional share interests described below. No certificates or cash representing fractional share interests in the New Common Stock will be issued, and any resulting fractional shares shall be rounded up to the nearest whole number. The shares of Common Stock which would be issued upon the Reverse Stock Split would be fully paid and non-assessable.

      (c)   Exchange of Stock Certificates

            The Company is not requiring a mandatory exchange of stock certificates. Stockholders, may transmit the certificates representing shares of Old Common Stock to the Company's Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. Service charges may be payable by the holders of shares of Common Stock in connection with the exchange of certificates. Stockholders who determine not to exchange their certificate representing shares of Old Common Stock at this time, will receive a new certificate representing the appropriate number of whole shares of New Common Stock that such stockholder is entitled to upon any future sale or transfer of the Company's stock to which they are a party.

      (d)   Federal Income Tax Consequences

            The following discussion generally describes certain federal income tax consequences of the Reverse Stock Split to stockholders of the Company. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed Reverse Stock Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder's acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

            The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by the Company or its stockholders in connection with the Reverse Stock Split. A stockholder's aggregate tax basis in his or her shares of post-Reverse Stock Split common stock received from the Company will be the same as his or her aggregate tax basis in the pre-Reverse Stock Split Common Stock exchanged therefor. The holding period of the post-Reverse Stock Split Common Stock surrendered in exchange therefor will include the period for which the shares of pre-Reverse Stock Split Common Stock were held, provided all such Common Stock was held as a capital asset on the date of the exchange.

            This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to the holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

            No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

      (e)   Interest of Certain Persons

            As discussed in greater detail above in the context of the increase in the Company's authorized shares of Company, the Company's directors, officers and certain of their affiliates may be deemed to have an interest in effecting the Reverse Stock Split (as well as increasing the authorized shares of Common Stock) so as to permit the exercise and conversion, as applicable, of Preferred Stock and options and warrants to purchase shares of Common Stock held by them.

      (f)   Vote Required

            The affirmative vote of the holders (i) of a majority of the outstanding shares of the Common Stock, voting separately as a class, and
      (ii) of a majority of the outstanding shares Common Stock and the Preferred Stock voting together, is required for the approval of the Reverse Stock Split. On March 3, 2004, the Reverse Stock Split was approved by the holders of (i) 51% of the outstanding shares of Common Stock, and (ii) 54% of the votes represented by shares of Common Stock and Preferred Stock voting together.


                                 APPROVAL OF THE
                     COMPANY'S 2004 LONG TERM INCENTIVE PLAN

      The Board of Directors and stockholders of the Company have approved the adoption of the 2004 Long-Term Incentive Plan (the "Plan") and reserved 386,094,320 shares of the Common Stock (prior to giving effect to the Reverse Stock Split) for issuance of awards thereunder. Options have been granted under the 2004 Plan to purchase an aggregate of 357,269,770 shares of Common Stock (prior to giving effect to the Reverse Stock Split).

      The purpose of the Plan is to attract and retain and provide incentives to employees, officers, directors and consultants of the Company and its subsidiaries (currently approximately 65 individuals) thereby increasing stockholder value.

      (a)   Description of the Plan

            The following is a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Information Statement as Exhibit C.

      GENERAL

            The Plan was approved by the Board of Directors as of February 16, 2004. The Plan provides for the grant of options or other awards to the Company's (or its subsidiaries') employees, officers, directors and consultants, to acquire up to an aggregate of 386,094,320 shares of the Common Stock. The Plan authorizes the Board of Directors to issue incentive stock options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not conform to the requirements of that Code section ("Non-ISOs"), stock appreciation rights ("SARs"), restricted stock, stock awards and other stock based awards. Directors who are not employees of the Company may only be granted Non-ISOs.

            The Compensation Committee of the Board of Directors will administer the Plan and will have full power and authority to take any and all actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. The Compensation Committee will have authority to select those employees, officers and consultants whose performance it determines significantly promotes the Company's success to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy with respect thereto and adopt rules, regulations, agreements and instruments deemed necessary for its proper administration.

      AWARDS

            Non-Qualified and Incentive Stock Options. Awards granted under the Plan may be ISOs or Non-ISOs. The exercise price of options granted under the Plan will be set by the Compensation Committee and stated in an option agreement. The exercise price may be paid (i) in U.S. Dollars, (ii) by delivery of the Company's Common Stock, (iii) by a combination of the preceding methods or (iv) by such other methods as the Compensation Committee may deem appropriate. Options may also contain SARs permitting the recipient to receive the difference between the exercise price per share and the market value of such share on the date of surrender.

            Restricted Stock. Awards of Common Stock granted under the Plan may be subject to forfeiture until such restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

            Dividend Equivalent Award. The Compensation Committee may grant an award that represents the right to receive a dividend or its equivalent in value in the Common Stock, cash or a combination of both with respect to any new or previously existing award.

            Other Stock and Stock Based Awards. The Compensation Committee may grant Common Stock or other Common Stock based awards that are related to or similar to the awards described above.

      AMENDMENT AND TERMINATION

            The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock present or represented and entitled to vote at a duly held stockholders meeting.

            The Board of Directors may at any time terminate the Plan or from time to time amend or modify the Plan; provided however, that the Board cannot make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock.

            The Plan shall in all events terminate on February 16, 2014, unless sooner terminated by the Board of Directors.

      FEDERAL INCOME TAX CONSEQUENCES

            The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular person or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Code as currently in effect.

            The Plan is not subject to any of the requirements of ERISA, nor is it qualified under Section 401(a) of the Code.

            Non-Incentive Stock Options. If a Non-ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a Non-ISO, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company (or one of its subsidiaries) in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a Non-ISO will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

            Incentive Stock Options. If an ISO is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the ISO is granted. On exercise of an ISO, the holder will generally not recognize any income and the Company (or one of its subsidiaries) will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax or to an increase in such tax. The disposition of shares acquired upon exercise of an ISO will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an ISO within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income and the Company (or one of its subsidiaries) will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Common Stock on the date the ISO is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the ISO will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

            Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received upon the exercise of SARs under the Plan will be includable in the holder's ordinary income and the Company (or one of its subsidiaries) will be entitled to a deduction for such amount.

            Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, no income will be recognized by such holder at the time such award is made unless the holder makes the 83b election referred to below. A holder who is awarded restricted shares and does not make an 83b election will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. At the time the restricted shares are first issued, the holder may elect (an "83b election") to include in his ordinary income, as compensation, the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. A holder who makes an 83b election will not recognize income at the time of the lapse of the forfeiture provisions. Absent the making of the 83b election, any cash dividends or other distributions paid with respect to restricted shares prior to the lapse of the applicable restriction will be includable in the holder's ordinary income as compensation at the time of receipt. In each case, the Company (or one of its subsidiaries) will be entitled to a deduction in the same amount as the holder realizes compensation income.

            Internal Revenue Code Section 162(m) Limitations. Under Section 162(m) of the Code, the Company is not entitled to a deduction in any taxable year for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the Company's other four most highly paid executive officers who were serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by the Company's stockholders that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period.

            If the Company's stockholders approve the adoption of the Plan, any of the Company's compensation expenses associated with the options granted under the Plan would not be subject to the deduction limitations for compensation in excess of $1 million under Section 162(m) of the Code.

      (b)   Benefits under the Plan

            The table below shows, for the persons set forth below and the other groups indicated, the number of shares of Common Stock subject to options granted under the Plan.


                                              Number of Shares Underlying     Weighted Average Exercise
                  Name and Position                 Option Grants(1)                Price Per Share
         -------------------------------------------------------------------------------------------------
         Moshe Zarmi........................             9,750,000                        $0.04
         President and Chief Executive
         Officer at 12/31/03

         Howard Safir ......................            32,500,000                        $0.04
         Chairman of the Board

         Nazzareno Paciotti ................            16,250,000                        $0.04
         Chief Executive
         Officer and Chief Financial Officer



                                              Number of Shares Underlying     Weighted Average Exercise
                  Name and Position                 Option Grants(1)                Price Per Share
         -------------------------------------------------------------------------------------------------
         Thomas Wade .......................           128,376,360                      $0.0049
         President and Chief
         Operating Officer.

         All executive officers, as a group            177,126,360                      $0.0146
         (three persons) ...................

         All directors who are not
         executive officers, as a group
         (eight persons) ...................           120,250,000                         $.04

         All employees, including all
         current officers who are not
         executive officers, as a group
         (eleven persons) ..................            55,018,437                       $.0049


      (c)   Interest of Certain Persons on Matters to be Acted Upon

            Each of the Company's directors and officers, as the holders of options issued under the Option Plan, may be deemed to have an interest in the approval and adoption of the Plan.

      (d)   Vote Required

            The affirmative vote of a majority of the outstanding shares Common Stock and Preferred Stock, voting together, is required for the approval of the Plan. The Plan was approved on March 3, 2004, by stockholders holding 54% of the votes represented by the shares of Common Stock and Preferred Stock voting together.


                 DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS
                               SHARING AN ADDRESS

      One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by phoning the Company's head office at (972) 245-7353 or by mail to 1621 West Crosby Street, Suite 104, Carrollton, Texas 75006.

                             ADDITIONAL INFORMATION

      Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.


                                               THINKING TOOLS, INC.




                                               Howard Safir,
                                               Chairman of the Board

                                INDEX OF EXHIBITS

EXHIBIT A        Certificate of Amendment to the Certificate of Incorporation

EXHIBIT B        Amended Certificate of Designations, Powers, Preferences and
                 Rights of the Series A Convertible Preferred Stock

EXHIBIT C        2004 Long Term Incentive Plan

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THINKING TOOLS, INC.


            Pursuant to the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware ("DGCL"), Thinking Tools, Inc. (the "Corporation"), a corporation organized and existing under the DGCL.

DOES HEREBY CERTIFY:

      FIRST: That the Corporation was originally incorporated in Delaware under the name Thinking Tools, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 8, 1996.

      SECOND: The Certificate of Incorporation is hereby amended to change the name of the Corporation from Thinking Tools, Inc. to GVI Security Solutions, Inc., by amending Article FIRST of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST. The name of the Corporation is GVI Security Solutions, Inc."

      THIRD: The Certificate of Incorporation is hereby amended to increase the total number of shares common stock, par value $.001 per share ("Common Stock") that the Corporation shall be authorized to issue from twenty million (20,000,000) shares to seventy-five million (75,000,000) shares, by amending subparagraph A of Article FOURTH of the Certificate of Incorporation to read in its entirety as follows:

                  "FOURTH. Authorized Shares.

                      A. The aggregate number of shares which the Corporation
                shall have authority to issue is seventy-eight million (78,000,000), consisting of seventy-five million (75,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock") and three million (3,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Shares")."

         FOURTH: The Certificate of Incorporation is hereby amended to effect a one-for-65 reverse stock split of the Common Stock, such that 65 shares of Common Stock outstanding will automatically be converted into one share of Common Stock, by inserting the following as Article FOURTH, subparagraph C immediately following Article FOURTH, subparagraph B:

                       "C. Effective as of the filing of the Certificate of
                Amendment to the Certificate of Incorporation of the Corporation containing the provisions of this subparagraph C (the "Reverse Split Effective Time"), the then outstanding shares of Common Stock (the "Outstanding Shares") shall automatically and without further action be consolidated and combined into a lesser number of shares of Common Stock ("Resulting Shares"), without any change in the par value of the Common Stock, so as to effect a one-for-65 reverse split of the Outstanding Shares (the "Reverse Stock Split") whereby for every 65 Outstanding Shares held by any one beneficial owner there shall be and remain one Resulting Share. The excess of the par value of the Outstanding Shares over the par value of the Resulting Shares shall be credited to additional paid-in capital. From and after the Reverse Split Effective Time, all certificates that formerly evidenced Outstanding Shares shall evidence instead the appropriate reduced number of Resulting Shares, except that if any beneficial owner of Outstanding Shares would be entitled by reason of the Reverse Stock Split to receive a fractional Resulting Share, such owner shall receive a whole share in lieu of such fractional Resulting Share, and such whole share shall be deemed for all purposes to be a validly issued, fully-paid and nonassessable share of Common Stock."

         FIFTH: This Certificate of Amendment to the Certificate of Incorporation of the Corporation was authorized by written consent of all of the directors and the majority of stockholders of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of _________, 2004.



                                     THINKING TOOLS, INC.

                                     By:
                                         -------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT B


                              AMENDED AND RESTATED
                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                          (par value $0.001 per share)

                                       of

                              THINKING TOOLS, INC.
                             a Delaware Corporation

                                   ----------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                   ----------


      The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the unanimous written consent of the Board of Directors (the "Board of Directors") of Thinking Tools, Inc., a Delaware corporation (the "Corporation"), and by the stockholders of the Corporation, including the holders of a majority of the Corporation's shares of Series A Convertible Preferred Stock, par value $.001 per share ("Series A Preferred Stock"), in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:

      WHEREAS, the Corporation filed a Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designations") of the Corporation with the Secretary of State of Delaware on March 7, 2000;

      WHEREAS, the Board of Directors and a majority of the holders of Series A Preferred Stock believe that it is in the Corporation's best interests to (i) eliminate the right of the holders of Series A Preferred Stock to receive any dividend payments thereon, including, without limitation, dividend payments that have accrued but remain unpaid, and dividend payments that such holders would have otherwise been entitled to receive as a result of the shares of Series A Preferred Stock not being converted into Common Stock by March 7, 2001 (the "Dividends"), and (ii) reduce the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (the "Conversion Ratio") into from ten (10) shares to two and one-half (2.5) shares.

      NOW THEREFORE, BE IT:

      RESOLVED, that the Certificate of Designation is hereby amended to eliminate the right of the holders of the Series A Preferred Stock to receive Dividends and to reduce the Conversion Ratio, by amending the Certificate of Designations to read in its entirety as follows:

      RESOLVED, that one series of a class of authorized preferred stock, $0.001 par value, of the Corporation is hereby created and that the designations, powers, preferences and relative participating, optional or other special rights of the shares of such series and qualifications, limitations or restrictions thereof, are hereby fixed as follows (this instrument hereinafter referred to as the "Designation"):

      1. Number of Shares and Designations. 1,148,800 shares of the preferred stock, $0.001 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

      2. Dividend Provisions. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, ratably with any declaration or payment of any dividend with holders of the Corporation's common stock, $0.001 par value per share ("Common Stock"), or other junior securities of this Corporation, when, as and if declared by the Board of Directors, based on the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible.

      3. Rank. The Series A Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Preferred Stock (the "Senior Securities"); (ii) prior to all of the Corporation's Common Stock; (iii) prior to any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series A Preferred Stock ("Junior Securities"); and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

      4. Liquidation Preference.

            (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be en titled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights, and before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart for the holders of Junior Securities or Common Stock, an amount in cash equal to $0.001 per share (subject to adjustment in the event of stock splits, combinations or similar events). If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Series A Preferred Stock and of such Parity Securities, if any.

            (b) Upon the completion of the distributions required by Section 4(a), if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights.

            (c) Upon the completion of the distributions required by Section 4(a) and 4(b), if assets remain in the Corporation, they shall be distributed to the holders of the Series A Preferred Stock and Common Stock on a pro rata basis (based on the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible).

            (d) For purposes of this Section 4, a merger or consolidation or a sale of all or substantially all of the assets of the Corporation shall be considered a Liquidation except in the event that in such a transaction, the holders of capital stock of the Corporation receive securities of the surviving corporation equal to at least fifty percent of the total outstanding shares of capital stock of the surviving corporation immediately after such transaction and the holders of the Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock. Notwithstanding Section 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Series A Preferred Stock.

      5. Redemption. The Series A Preferred Stock is not redeemable.

      6. Conversion.

            (a) From and after the Conversion Date (as defined in Section 6(b)), each share of Series A Preferred Stock shall automatically, without any further action of the holders thereof or the Corporation being required, be converted (the "Conversion") into and be deemed and treated for all purposes to represent ownership of two and one half (2.5) fully paid and nonassessable shares of Common Stock. The Corporation hereby irrevocably agrees to take any action that may be required to be taken by law in order to cause the Conversion to occur on the Conversion Date.

            (b) For the purposes hereof, "Conversion Date" means the close of business on the date that the Corporation files with the Secretary of State of the State of Delaware an amendment to the Corporation's Certificate of Incorporation increasing the authorized number of shares of Common Stock to at least thirty-five million (35,000,000) shares.

            (c) After the Conversion Date, each certificate representing Series A Preferred Stock (i) shall automatically represent the number of shares of Common Stock into which such Series A Preferred Stock has been converted pursuant to the provisions of Section 6(a) and (ii) at the option of the holder thereof, may be surrendered for exchange for a certificate or certificates for that number of shares of Common Stock into which such Series A Preferred Stock has been converted pursuant to the provisions of Section 6(a). Each certificate for Series A Preferred Stock so surrendered shall be accompanied by written notice to the Corporation stating the name or names (with addresses) in which the certificate or certificates for Common Stock issuable pursuant to such exchange shall be issued and shall, unless the Common Stock issuable on exchange are to be issued in the same name as the registration of such certificate, be duly endorsed by, or be accompanied by stock powers, duly endorsed for transfer in form satisfactory to the Corporation duly executed by the holder. The Corporation shall pay any and all transfer taxes that may be payable in respect of the issuance or delivery of Common Stock on exchange of Series A Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series A Preferred Stock so exchanged were registered.

            (d) As soon as practicable after the receipt of certificates for Series A Preferred Stock surrendered for exchange accompanied by the notice required by Section 6(c) hereof (and stock powers duly endorsed for transfer as provided in such Section 6(c)), the Corporation shall issue and shall deliver at the transfer agent, or at the principal executive offices of the Corporation if no transfer agent exists, to the holder of such Series A Preferred Stock, or to such other person or persons as may be named in the required notice, a certificate or certificates for the full number of whole shares of Common Stock to which the holder is entitled. If the shares of Common Stock issuable on exchange are not to be issued in the same name as the registration of the certificate for Series A Preferred Stock surrendered for exchange, the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such exchange shall not be deemed to have become the holder or holders of record of the Common Stock represented thereby until the date on which the transfer agent, or if no such transfer agent exists, the Corporation, shall have received such certificates for Series A Preferred Stock and the aforesaid notice.

            (e) In case of any reorganization, reclassification or change of the Common Stock (including any such reorganization, reclassification or change in connection with a consolidation or merger in which the Corporation is the continuing entity), or any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity (other than a consolidation or merger in which the Corporation is the continuing entity), or of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other person or entity, prior to the Conversion Date, each share of Series A Preferred Stock then outstanding shall thereafter be convertible into the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock would have been converted had the Conversion Date occurred. The provisions of this Section 6(e) shall similarly apply to successive reorganizations, reclassifications, changes, consolidations, mergers or sales immediately prior to such reorganization, reclassification, change, consolidation, merger or sale.

            (c) No fractional Common Stock or scrip representing fractional Common Stock shall be issued upon the conversion of Series A Preferred Stock. If any such conversion would otherwise require the issuance of a fractional share of Common Stock, then the Corporation shall pay in lieu of issuing any fractional share an amount in cash equal to the same fraction of the Market Value (as defined below) of one share of Common Stock on the day of Conversion. For the purposes of any computation under this Section 6(f), the "Market Value" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive business days prior to the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the NASD over the counter bulletin board, Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Corporation, the NASD over-the-counter bulletin board, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Corporation, or (c) if, in the reasonable judgment of the Board of Directors of the Corporation, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Corporation.

            (d) No shares of Series A Preferred Stock which have been converted to Common Stock shall be reissued by the Corporation; provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series, rights or preferences and may thereafter be issued as a share of preferred stock not designated as Series A Preferred Stock.

      7. Restrictions on Certain Actions Affecting Series A Preferred Stock. Except for the designation of the Series B Preferred Stock as approved by the Board on March 7, 2000, so long as any Series A Preferred Stock is outstanding, the Corporation will not amend, alter or repeal any of the provisions of its Certificate of Incorporation so as to authorize the issuance of any new series of Preferred Stock ranking senior to the Series A Preferred Stock or to adversely affect the rights, powers or preferences of the Series A Preferred Stock without the consent of the holders of at least a majority of the total number of shares of outstanding shares of Series A Preferred Stock whose powers, preferences or special rights would be altered in a substantially similar manner, voting together as a single class, given in person or by proxy.

      8. Voting Rights.

            (a) Except as otherwise provided herein, or as required by the Delaware General Corporation Law, the holders of shares of Series A Preferred Stock shall have the right to vote, together with the holders of all the outstanding shares of capital stock of the Corporation as a single class, and not as a separate class, on all matters on which holders of Common Stock shall have the right to vote. The holders of shares of Series A Preferred Stock shall have the right to cast such number of votes per share that equals the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible, calculated to the nearest whole share.

            (b) Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth in this Section 8(b).

      IN WITNESS WHEREOF, Thinking Tools, Inc. has caused this Amended and Restated Designation to be executed this ___ day of __________, 2004.


                                      THINKING TOOLS, INC.


                                      By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT C


                              THINKING TOOLS, INC.
                          2004 LONG-TERM INCENTIVE PLAN

I.    PURPOSE

      The purpose of the Thinking Tools, Inc. 2004 Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation and its Subsidiaries, and to thereby increase overall stockholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares or any combination of the foregoing to the eligible participants.

II.   DEFINITIONS

      (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code), stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

      (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

      (c) "Board" means the Board of Directors of the Corporation.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan or if no such committee is designated, the Board.

      (f) "Common Stock" means the common stock of the Corporation, par value $.001 per share, or any other securities of the Corporation into which such common stock is reclassified or reconstituted.

      (g) "Corporation" means Thinking Tools, Inc., a Delaware corporation.

      (h) "Employee" means an employee of the Corporation or a Subsidiary.

      (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (j) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Committee (whose determination shall be conclusive), based on the best information available to it.

      (k) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

      (l) "Plan Year" means a twelve-month period beginning with January 1 of each year.

      (l) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.  ELIGIBILITY

      Any Employee, officer, director or consultant of the Corporation or a Subsidiary selected by the Committee is eligible to receive an Award.

IV.   PLAN ADMINISTRATION

      (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option periods, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

      (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

      (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable.

V.    CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

      (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to (i) adjustment in accordance with the provisions of Section X, (ii) Sections V(b) and (c) below, and (iii) the adoption of an amendment to Corporation's certificate of incorporation pursuant to which the Corporation shall have available for grants of Awards such number of authorized but unissued shares of Common Stock provided for in this Section V(a), the total number of shares of Common Stock available for grants of Awards shall not exceed 386,094,320.

      (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

      (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.   AWARDS UNDER THIS PLAN

      As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

      (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

      (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section X, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 386,094,320, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

      (c) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

      (d) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

      (e) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

      (f) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

      (g) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII.  AWARD AGREEMENTS

      Each Award under the Plan shall be evidenced by an Award Agreement that
(i) shall set forth the terms and conditions of the Award, (ii) shall be executed by the Corporation and the Participant, and (iii) to the extent the Award includes stock options granted to a resident of the State of California, shall include the following terms, in addition to any other applicable terms required by this Plan or the Committee:

            (a) An exercise price which is not less than 85% of the Fair Market Value of the Common Stock at the time the stock option is granted, except that the price shall not be less than 110% of the Fair Market Value of the Common Stock in the case of any person who owns securities possessing more than 10% of the total combined voting power (as defined in Section 194.5 of the California Corporations Code) of all classes of securities of the Company or its parent or subsidiaries possessing voting power;

            (b) An exercise period of not more than 120 months from the date the stock option is granted;

            (c) The non-transferability of the stock options, provided that the Award Agreement may permit transferability by will, by the laws of descent and distribution, or as permitted by applicable securities laws;

            (d) The right to exercise at the rate of at least 20% per year over 5 years from the date the stock option is granted, subject to reasonable conditions such as continued employment;

            (e) Unless employment is terminated for cause as defined by applicable law, the terms of the Award Agreement or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the Optionee is entitled to exercise on the date employment terminates, as follows: (1) at least 6 months from the date of termination if termination was caused by death or disability, and (2) at least 30 days from the date of termination if termination was caused by other than death or disability; and


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            (f) A termination date of not more than 10 years from the date the
Award Agreement is entered into or the date the Award Agreement is approved by the security holders, whichever is earlier.

VIII. OTHER TERMS AND CONDITIONS

      (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

      (b) Termination of Employment or Other Relationship. The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

      (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. Except as provided in Section X, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

      (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

      (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

      (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

      (g) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to Awards under this Plan in any single Plan Year is 193,047,160.

IX.   TERMINATION, MODIFICATION AND AMENDMENTS

      (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

      (b) Notwithstanding the provisions of Section IX(a) above, the Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

      (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

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


X.    RECAPITALIZATION

      The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XI.   NO RIGHT TO EMPLOYMENT

      No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XII.  GOVERNING LAW

      To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

XIII. SAVINGS CLAUSE

      This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

XIV.  EFFECTIVE DATE AND TERM

      The effective date of this Plan is February 16, 2004. The Plan shall terminate on February 16, 2014. No awards shall be granted after the termination of the Plan.

      The adoption of the Plan is subject to approval by the Corporation's stockholders, which approval must be obtained within 12 months from the date the Plan is adopted by the Board. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board, any Awards made under the Plan shall be rescinded, and no additional Awards shall be made thereafter under the Plan.


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